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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
               -------------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   -----------------------------------------

Date of Report (Date of earliest event reported):

January  12, 2000

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                                  Digex, Inc.
             (Exact name of registrant as specified in its charter)


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               Delaware                                 59-3582217
               --------                          -------------------------
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                 Identification Number)

                                    0-26873
                                    -------
                            (Commission File Number)


                                One Digex Plaza
                             Beltsville, MD  20705
                    (Address of principal executive offices)

                                 (240) 264-2000
                               (Telephone Number)


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  ITEM 5.  Other Events

Compaq Computer Corporation, Digex, Inc. and Microsoft today announced a joint effort to develop, deliver and market a suite of new, high-performance application hosting services based on servers and storage and Microsoft products and platforms to be managed at Digex SmartCenter/(sm)/ data centers. Microsoft and Compaq will each invest $50 million in Digex to fund the development, deployment and promotion of the new services. In exchange for their investment, each will receive $50 million of convertible preferred stock of Digex having a conversion price equal to $68.40 per share. No dividends will be payable on the convertible preferred stock. Instead, Compaq and Microsoft will each receive three-year warrants to purchase 532,500 shares of Class A Common Stock of Digex exercisable at $57.00 per share.

     Application Service Providers (ASPs) want the most robust, reliable infrastructure that can be deployed quickly, run continuously, scale rapidly and be easily managed. The agreement will increase Digex's capabilities to more rapidly and predictably install, manage and upgrade large volumes of servers for application hosting customers, while also making it signficantly easier for Microsoft(R) Independent Software Vendors (ISVs) and application developers to "ASP-enable" existing and new Windows(R) operating system-based applications. New services, created by Digex through this joint effort will benefit ASPs, rapidly growing Dot.Coms, and Internet businesses by providing a faster, more reliable and lower cost method of software delivery over the Internet.

     To accelerate time-to-market for software delivery over the Internet, the agreement will develop and deliver a Digex branded and managed platform focused on high-quality, consistent implementation of ASP solutions available anytime, anywhere over the Internet. Goals for the joint effort include providing a "dial-tone" level of quality unprecedented in traditional and Internet computing environments and designing the platforms to scale for the growth in online services in the future. This will provide ASPs with the tools to maximize the availability, manageability and ongoing maintenance of large volume Web and application servers. ASPs will benefit from up-to-date, actionable information via standardized XML datasets and interfaces to their order, incident tracking, security and billing status information.

     "Compaq's intent is to provide our customers with the best Internet infrastructure, solutions and services through best-in-class industry partnerships," said Enrico Pesatori, Senior Vice President and Group General Manager, Enterprise Solutions and Services Group, Compaq Computer Corporation. "Service Providers and their customers
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are asking for a robust infrastructure that can be deployed quickly, run continuously, scale rapidly to meet demand, and is easy to manage. By enabling Service Providers with the ability to deploy applications rapidly on tested Compaq ProLiant Server and Compaq StorageWorks platforms, we are providing them with a safe, secure, and proven way to meet their customers' service level agreements."

     "The investment by Microsoft and Compaq further positions Digex at the leading edge of the ASP revolution" said Mark Shull, president and CEO of Digex. "At Digex we have a clear vision of how the Internet operating environment of the future will evolve. As the largest Windows NT-based hosting company in the world and through this agreement, Digex intends to bring together the experience and partners required to solve the operational and distribution challenges faced in scaling the Internet to become the primary business platform for enterprises of all sizes. The Compaq, Digex and Microsoft initiative is a significant step forward in bringing this vision to reality by combining skills in hardware, application platforms, operating system, web and business software and managed hosting. Together we intend to transform the way business is conducted over the Internet in a hosted environment."

     "Compaq, Digex and Microsoft are at the epicenter of the new ASP revolution, driving the Internet to become the delivery platform for software and services," said Jeff Raikes, group vice president, Microsoft. "Microsoft is excited to work with Compaq and Digex to bring the full benefits of our reliable and scalable Windows DNA platforms, including Windows 2000 and SQL Server, to Digex's innovative ASP services."

ASP Platform and Services Defined

     Digex will package a number of innovative services, targeted for introduction towards the end of this year, which will enable ASPs to more reliably and predictably grow their Web-based service offerings. As part of the agreement, Microsoft and Digex will also jointly develop software interfaces which are expected to allow developers of Windows based applications to easily build "ASP ready" functionality such as online provisioning, billing and incident tracking into their applications. The will be a powerful combination of integrated new technology, interdependent processes, technical skills and shared intelligence specifically designed to most

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effectively install, manage and upgrade high volumes of servers for ASPs and would include the following key components:

   . ASP Server Platform - This component will advance automated provisioning and configuration of Internet-ready servers based on Microsoft Windows 2000 and Compaq enterprise-class servers, advancements in server resource monitoring and data management for improved reliability and recovery, and integrated administration and security tools.

   . ASP Application Platforms - These will include hardened, tested, version-controlled, software packaging based on Microsoft technology and designed specifically for commerce, messaging, and office applications, for use on top of the ASP Server Platform.

   . ASP Partner Interfaces - These standardized software interfaces, leveraging the XML and BizTalk(TM) frameworks of the Windows DNA platform, will allow sharing of critical business and server resource information to enable an ASP with up-to-date, actionable information, to become a "one-stop shop" providing their customers with a single-point of contact. This will provide an easy mechanism for Microsoft ISVs and application developers to ASP-enable their applications.

   . ASP Solution Certification - The world-class technology laboratory planned for development at the Digex center in Beltsville, MD, will be used to continuously optimize, tune and test ASP solutions for scalability, security and performance on the Internet.

     GartnerGroup's October1999 release on the application hosting market projects worldwide ASP services revenue to grow from $889 million in 1998 to $22.7 billion in 2003. Gartner also states that "the new ASP model incorporates infrastructure, implementation, and management services into one bundled, monthly price point where software licenses are sometimes included."

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     Statements set forth above regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's reports and registration statements with the Securities and Exchange Commission. In particular, readers must understand the alliance constitutes a research and development project, and there can be no assurance that any commercially successful products will be developed.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   January 12, 2000


                                             DIGEX, INCORPORATED
                                                (Registrant)

                                              /s/ Mark K. Shull
                                            ---------------------
                                                Mark K. Shull
                                    President and Chief Executive Officer